SLM Student Loan Trust 2002-8 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 3/1/05-5/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$531,539,147.61	$(50,381,971.21)	$481,157,176.40
	ii	Interest to be Capitalized	11,330,464.62		10,909,855.02

	iii	Total Pool	$542,869,612.23		$492,067,031.42

	iv	Specified Reserve Account Balance	1,357,174.03		1,230,167.58

	v	Total Adjusted Pool	$544,226,786.26		$493,297,199.00

B	i	Weighted Average Coupon (WAC)	3.422%		3.418%
	ii	Weighted Average Remaining Term	114.49		112.85
	iii	Number of Loans	168,361		155,195
	iv	Number of Borrowers	84,765		78,709
	v	Aggregate Outstanding Principal Balance - T-Bill	$264,129,445.91		$235,693,155.88
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$278,740,166.32		$256,373,875.54

						% of		% of
	Notes			Spread	Balance 03/15/05	O/S Securities	Balance 06/15/05	O/S Securities
C	i	A-1 Notes	78442GEZ5	0.020%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GFA9	0.040%	—	0.000%	—	0.000%
	iii	A-3 Notes	78442GFB7	0.100%	90,264,786.26	16.586%	39,335,199.00	7.974%
	iv	A-4 Notes	78442GFC5	0.200%	418,503,000.00	76.899%	418,503,000.00	84.838%
	vi	B Notes	78442GFD3	0.500%	35,459,000.00	6.515%	35,459,000.00	7.188%

	vii	Total Notes			$544,226,786.26	100.000%	$493,297,199.00	100.000%

*Percentages may not total 100% due to rounding.

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,357,174.03	$1,230,167.58
	iv	Reserve Account Floor Balance ($)	$1,170,259.00	$1,170,259.00
	v	Current Reserve Acct Balance ($)	$1,357,174.03	$1,230,167.58

	Capitalized Interest Account		3/15/2005	6/15/2005
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

II. 2002-8 Transactions from: 3/1/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$47,869,402.91
	ii	Principal Collections from Guarantor	4,273,847.10
	iii	Principal Reimbursements	49,424.33
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$52,192,674.34

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$9,547.00
	ii	Capitalized Interest	(1,820,250.13)

	iii	Total Non-Cash Principal Activity	$(1,810,703.13)

C	Total Student Loan Principal Activity		$50,381,971.21

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,949,114.65
	ii	Interest Claims Received from Guarantors	118,119.42
	iii	Collection Fees/Returned Items	30,323.98
	iv	Late Fee Reimbursements	113,972.79
	v	Interest Reimbursements	19,513.39
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,260,125.40
	viii	Subsidy Payments	872,791.43

	ix	Total Interest Collections	$5,363,961.06

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(2,887.70)
	ii	Capitalized Interest	1,820,250.13

	iii	Total Non-Cash Interest Adjustments	$1,817,362.43

F	Total Student Loan Interest Activity		$7,181,323.49

G	Non-Reimbursable Losses During Collection Period		$97.05

H	Cumulative Non-Reimbursable Losses to Date		$222,728.77

III. 2002-8 Collection Account Activity 3/1/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$11,807,715.29
	ii	Consolidation Principal Payments	40,335,534.72
	iii	Reimbursements by Seller	1,229.07
	iv	Borrower Benefits Reimbursements	7,361.47
	v	Reimbursements by Servicer	54.39
	vi	Re-purchased Principal	40,779.40

	vii	Total Principal Collections	$52,192,674.34

B	Interest Collections
	i	Interest Payments Received	$4,518,299.35
	ii	Consolidation Interest Payments	681,851.55
	iii	Reimbursements by Seller	16,343.72
	iv	Borrower Benefits Reimbursements	—
	v	Reimbursements by Servicer	762.14
	vi	Re-purchased Interest	2,407.53
	vii	Collection Fees/Return Items	30,323.98
	viii	Late Fees	113,972.79

	ix	Total Interest Collections	$5,363,961.06

C	Other Reimbursements		$112,510.82

D	Reserves in Excess of the Requirement		$127,006.45

E	Swap Payments Received from Counterparties		$—

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts		$257,017.29

H	Funds Released from Capitalized Interest Account		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$58,053,169.96
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(784,972.00)

J	NET AVAILABLE FUNDS		$57,268,197.96

K	Servicing Fees Due for Current Period		$373,114.16

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$393,114.16

IV. 2002-8 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	2.814%	2.817%	29,789	22,878	17.694%	14.741%	$96,123,925.70	$71,662,542.06	18.084%	14.894%

Grace
Current	2.825%	2.815%	8,278	12,179	4.917%	7.848%	$24,440,993.70	$39,289,718.18	4.598%	8.166%

TOTAL INTERIM	2.816%	2.816%	38,067	35,057	22.610%	22.589%	$120,564,919.40	$110,952,260.24	22.682%	23.059%
REPAYMENT
Active
Current	3.805%	3.811%	64,640	61,202	38.394%	39.436%	$163,666,339.27	$150,265,788.79	30.791%	31.230%
31-60 Days Delinquent	3.725%	3.713%	5,434	4,750	3.228%	3.061%	$17,386,388.19	$14,166,116.14	3.271%	2.944%
61-90 Days Delinquent	3.614%	3.659%	3,885	3,020	2.308%	1.946%	$12,675,578.94	$8,559,003.61	2.385%	1.779%
91-120 Days Delinquent	3.724%	3.706%	2,410	1,971	1.431%	1.270%	$7,925,346.47	$5,814,488.47	1.491%	1.208%
> 120 Days Delinquent	3.694%	3.653%	6,590	6,537	3.914%	4.212%	$18,916,650.67	$19,470,870.46	3.559%	4.047%

Deferment
Current	3.103%	3.090%	26,038	22,800	15.466%	14.691%	$99,722,230.44	$87,772,020.98	18.761%	18.242%

Forbearance
Current	3.719%	3.701%	20,259	19,055	12.033%	12.278%	$87,797,886.24	$81,812,702.06	16.518%	17.003%

TOTAL REPAYMENT	3.599%	3.597%	129,256	119,335	76.773%	76.894%	$408,090,420.22	$367,860,990.51	76.775%	76.453%
Claims in Process (1)	3.735%	3.766%	1,033	795	0.614%	0.512%	$2,867,972.36	$2,323,582.61	0.540%	0.483%
Aged Claims Rejected (2)	4.191%	4.117%	5	8	0.003%	0.005%	$15,835.63	$20,343.04	0.003%	0.004%
GRAND TOTAL	3.422%	3.418%	168,361	155,195	100.000%	100.000%	$531,539,147.61	$481,157,176.40	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2002-8 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.427%	95,395	$255,521,876.79	53.106%
- GSL — Unsubsidized	3.323%	57,285	$216,038,016.82	44.900%
- PLUS Loans	4.478%	1,129	$5,094,977.54	1.059%
- SLS Loans	5.433%	1,386	$4,502,305.25	0.936%

- Total	3.418%	155,195	$481,157,176.40	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.417%	123,488	$414,287,363.13	86.102%
- Two Year	3.377%	24,712	$51,681,869.25	10.741%
- Technical	3.593%	6,989	$15,136,070.06	3.146%
- Other	3.980%	6	$51,873.96	0.011%

- Total	3.418%	155,195	$481,157,176.40	100.000%

*Percentages may not total 100% due to rounding.

VI. 2002-8 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period		$3,444,889.83
B	Interest Subsidy Payments Accrued During Collection Period		837,967.17
C	SAP Payments Accrued During Collection Period		2,498,068.61
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT)		257,017.29
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$7,037,942.90

G	Student Loan Rate
	i	Days in Calculation Period	92
	ii	Days in Year	360
	iii	Net Expected Interest Collections	$7,037,942.90
	iv	Primary Servicing Fee	$1,158,086.16
	v	Administration Fee	$20,000.00
	vi	Swap Fees	$6,954.00
	vii	Total Pool Balance at Beginning of Collection Period	$542,869,612.23
	viii	Student Loan Rate	4.21881%

H	Interest Rate Swap Calculations

		Class A-1	Class A-2	Class A-3	Class A-4	Class B

i	Swap Notional Amount	$—	$—	$90,264,786.26	$418,503,000.00	$35,459,000.00

ii	Note Interest Rate	0.00000%	0.00000%	3.11000%	3.21000%	3.51000%
iii	Student Loan Rate	4.21881%	4.21881%	4.21881%	4.21881%	4.21881%

iv	Excess Over Student Loan Rate (ii-iii)	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%

v	Swap Payments Due to Trust	$0.00	$0.00	$0.00	$0.00	$0.00

vi	Swap Payments Due to Counterparty	$0.00	$0.00	$1,153.38	$5,347.53	$453.09

	(.005% per annum of swap notional)

VII. 2002-8 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	—	0.00000%

B	Class A-2 Interest Rate	0.000000000	—	0.00000%

C	Class A-3 Interest Rate	0.007947778	3/15/05-6/15/05	3.11000%

D	Class A-4 Interest Rate	0.008203333	3/15/05-6/15/05	3.21000%

E	Class B Interest Rate	0.008970000	3/15/05-6/15/05	3.51000%

VIII. 2002-8 Inputs From Previous Quarter 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance	$531,539,147.61
	ii Interest To Be Capitalized	11,330,464.62

	iii Total Pool	$542,869,612.23
	iv Specified Reserve Account Balance	1,357,174.03

	v Total Adjusted Pool	$544,226,786.26

B	Total Note and Certificate Factor	0.46044355594
C	Total Note Balance	$544,226,786.26

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i Current Factor	0.000000000	0.000000000	0.521761770	1.000000000	1.000000000
	ii Expected Note Balance	$0.00	$0.00	$90,264,786.26	$418,503,000.00	$35,459,000.00

E	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance	$1,357,174.03
I	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
J	Unpaid Administration fees from Prior Quarter(s)	$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)	$0.00
L	Interest Due on Unpaid Carryover Servicing Fees	$0.00

IX. 2002-8 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$57,268,197.96	$57,268,197.96

B	Primary Servicing Fees-Current Month		$373,114.16	$56,895,083.80

C	Administration Fee		$20,000.00	$56,875,083.80

D	Swap Fees
	i	Fixed Rate Swap Payment	$2,318.00	$56,872,765.80
	ii	Fixed Rate Swap Payment	$2,318.00	$56,870,447.80
	iii	Fixed Rate Swap Payment	$2,318.00	$56,868,129.80

		Total Swap Fee	$6,954.00

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$56,868,129.80
	ii	Class A-2	$0.00	$56,868,129.80
	iii	Class A-3	$717,404.46	$56,150,725.34
	iv	Class A-4	$3,433,119.61	$52,717,605.73
	vi	Class B	$318,067.23	$52,399,538.50

	vii	Total Noteholder's Interest Distribution	$4,468,591.30

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$52,399,538.50
	ii	Class A-2	$0.00	$52,399,538.50
	iii	Class A-3	$50,929,587.26	$1,469,951.24
	iv	Class A-4	$0.00	$1,469,951.24
	vi	Class B	$0.00	$1,469,951.24

	vii	Total Noteholder's Principal Distribution	$50,929,587.26

G	Increase to the Specified Reserve Account Balance		$0.00	$1,469,951.24

H	Floating Rate Swap Payment Reimbursement		$0.00	$1,469,951.24

I	Carryover Servicing Fees		$0.00	$1,469,951.24

J	Excess to Certificate Holder		$1,469,951.24	$0.00

X. 2002-8 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due	$0.00	$0.00	$717,404.46	$3,433,119.61	$318,067.23
	ii	Quarterly Interest Paid	0.00	0.00	$717,404.46	$3,433,119.61	318,067.23

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due	$0.00	$0.00	$50,929,587.26	$0.00	$0.00
	v	Quarterly Principal Paid	0.00	0.00	50,929,587.26	0.00	0.00
	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount	$0.00	$0.00	$51,646,991.72	$3,433,119.61	$318,067.23

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/05	$544,226,786.26
	ii	Adjusted Pool Balance 5/31/05	493,297,199.00

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)	$50,929,587.26

	iv	Adjusted Pool Balance 2/28/05	$544,226,786.26
	v	Adjusted Pool Balance 5/31/05	493,297,199.00

	vi	Current Principal Due (iv - v)	$50,929,587.26
	vii	Principal Shortfall from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$50,929,587.26

	ix	Principal Distribution Amount Paid	$50,929,587.26

	x	Principal Shortfall (viii - ix)	$—

C		Total Principal Distribution	$50,929,587.26
D		Total Interest Distribution	4,468,591.30

E		Total Cash Distributions	$55,398,178.56

F	Note Balances			3/15/2005	Pay Down Factor	6/15/2005
	i	A-1 Note Balance	78442GEZ5	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GFA9	$—		$—
		A-2 Note Pool Factor		0.000000000	0.000000000	0.000000000

	iii	A-3 Note Balance	78442GFB7	$90,264,786.26		$39,335,199.00
		A-3 Note Pool Factor		0.521761770	0.294390678	0.227371092

	iv	A-4 Note Balance	78442GFC5	$418,503,000.00		$418,503,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78442GFD3	$35,459,000.00		$35,459,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance	$1,357,174.03
	ii	Deposits to correct Shortfall	$—
	iii	Total Reserve Account Balance Available	$1,357,174.03
	iv	Required Reserve Account Balance	$1,230,167.58

	v	Shortfall Carried to Next Period	$—
	vi	Excess Reserve - Release to Collection Account	$127,006.45
	vii	Ending Reserve Account Balance	$1,230,167.58

XI. 2002-8 Historical Pool Information

					2004	2003
			3/1/05-5/31/05	12/1/04-2/28/05	12/1/03-11/30/04	3/1/03-11/30/03

Beginning Student Loan Portfolio Balance			$531,539,147.61	$590,860,623.42	$858,204,181.20	$1,082,961,365.44

	Student Loan Principal Activity
	i	Regular Principal Collections	$47,869,402.91	$57,135,040.55	$272,336,574.70	$229,599,985.37
	ii	Principal Collections from Guarantor	4,273,847.10	4,750,762.95	$10,312,956.16	2,159,073.59
	iii	Principal Reimbursements	49,424.33	52,240.55	$413,376.00	11,537,508.14
	iv	Other System Adjustments	—	—	—	0.00

	v	Total Principal Collections	$52,192,674.34	$61,938,044.05	$283,062,906.86	$243,296,567.10
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$9,547.00	$13,660.76	$177,467.18	$2,753,298.42
	ii	Capitalized Interest	(1,820,250.13)	(2,630,229.00)	(15,896,816.26)	(21,292,681.28)

	iii	Total Non-Cash Principal Activity	$(1,810,703.13)	$(2,616,568.24)	$(15,719,349.08)	$(18,539,382.86)

(-)	Total Student Loan Principal Activity		$50,381,971.21	$59,321,475.81	$267,343,557.78	$224,757,184.24

	Student Loan Interest Activity
	i	Regular Interest Collections	$1,949,114.65	$2,042,202.82	$11,426,495.81	$12,167,439.25
	ii	Interest Claims Received from Guarantors	118,119.42	141,996.04	$341,002.62	55,391.25
	iii	Collection Fees/Returned Items	30,323.98	24,367.49	$67,862.63	20,471.16
	iv	Late Fee Reimbursements	113,972.79	107,252.94	$439,408.21	275,910.66
	v	Interest Reimbursements	19,513.39	13,069.45	$120,643.43	200,288.29
	vi	Other System Adjustments	—	—	$—	—
	vii	Special Allowance Payments	2,260,125.40	1,730,564.29	$1,602,981.66	165,964.41
	viii	Subsidy Payments	872,791.43	1,050,689.73	6,158,491.55	9,182,479.99

	ix	Total Interest Collections	$5,363,961.06	$5,110,142.76	$20,156,885.91	$22,067,945.01

	Student Loan Non-Cash Interest Activit
	i	Interest Accrual Adjustment	$(2,887.70)	$595.43	$6,958.55	$(2,646,922.01)
	ii	Capitalized Interest	1,820,250.13	2,630,229.00	15,896,816.26	21,292,681.28

	iii	Total Non-Cash Interest Adjustments	$1,817,362.43	$2,630,824.43	$15,903,774.81	$18,645,759.27

	Total Student Loan Interest Activity		$7,181,323.49	$7,740,967.19	$36,060,660.72	$40,713,704.28

(=)	Ending Student Loan Portfolio Balance		$481,157,176.40	$531,539,147.61	$590,860,623.42	$858,204,181.20
(+)	Interest to be Capitalized		$10,909,855.02	$11,330,464.62	$12,322,636.01	$21,479,066.06

(=)	TOTAL POOL		$492,067,031.42	$542,869,612.23	$603,183,259.43	$879,683,247.26

(+)	Reserve Account Balance		$1,230,167.58	$1,357,174.03	$1,507,958.15	$2,199,208.12

(=)	Total Adjusted Pool		$493,297,199.00	$544,226,786.26	$604,691,217.58	$881,882,455.38

XII. 2002-8 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Mar-03	$1,116,529,454	13.00%
Jun-03	$1,077,436,094	12.60%
Sep-03	$974,985,814	18.58%
Dec-03	$879,683,247	21.61%
Mar-04	$795,250,278	23.05%
Jun-04	$760,671,067	21.21%
Sep-04	$665,180,284	23.60%
Dec-04	$603,183,259	24.00%
Mar-05	$542,869,612	24.46%
Jun-05	$492,067,031	24.60%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.